UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023

StoneBridge Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40613	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center

Suite 8500

New York, NY 10007

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 314-3555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	APACU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	APAC	The Nasdaq Stock Market LLC

Warrants, each exercisable for one Class A ordinary share for $11.50 per share	APACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on the Form 8-K filed on March 10, 2023 with the Securities and Exchange Commission, StoneBridge Acquisition Corporation, a Cayman Islands exempted company (the “Company”), received written notice (the “Notification Letter”) from the listing qualifications department of The Nasdaq Stock Market (“Nasdaq”) on March 7, 2023, stating that the Company was not in compliance with Listing Rule 5550(a)(3), which requires the Company to have at least 300 public holders for continued listing on the Nasdaq Capital Market.

The Notification Letter provided that the Company had 45 calendar days to submit to Nasdaq a plan to regain compliance. If the plan was approved by Nasdaq, the Company would be granted an extension of up to 180 calendar days (or until September 5, 2023) to regain compliance (the "Compliance Period"). On March 22, 2023, the Company submitted a plan to regain compliance with Nasdaq Listing Rule 5550(a)(3) for continued listing on the Nasdaq Capital Market stating that the Company was working to ensure that it will have at least 300 public holders for continued listing on the Nasdaq Capital Market as required, in connection with, and as a result of, its entry into the Business Combination Agreement, dated as of January 5, 2023 (as further amended by Amendment No. 1 on June 22, 2023, the “Business Combination Agreement”), by and among the Company, StoneBridge Acquisition Pte. Ltd., DigiAsia Bios Pte. Ltd., and Prashant Gokarn, as management representative, and the consummation of the business combination as detailed in the Business Combination Agreement.

However, on September 7, 2023, the Company received written notice (the “Delisting Letter”) from Nasdaq stating that the Company has not regained compliance with Nasdaq Listing Rule 5550(a)(3) within the Compliance Period. According to the Delisting Letter, unless the Company requests an appeal of this determination, the Company’s securities will be delisted from The Nasdaq Capital Market, trading of the Company’s ordinary shares will be suspended at the opening of business on September 18, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq. The Company fully intends to appeal such determination by requesting a hearing to the Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series to stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

Forward Looking Statements

This Current Report on Form 8-K (the “Current Report”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, that there can be no assurance that the Company will regain compliance with Nasdaq Listing Rule 5550(a)(3) in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this Current Report speak only as of the date of this Current Report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events, or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StoneBridge Acquisition Corporation

By:	/s/ Bhargava Marepally
Name:	Bhargava Marepally
Title:	Chief Executive Officer

Date: September 13, 2023